Exhibit 99.1

Radius Health Reports First Quarter 2016 Financial and Operating Results

Radius submitted an NDA to the US FDA for abaloparatide-SC for the treatment of postmenopausal women with osteoporosis and reduction of fracture risk.

An MAA for abaloparatide-SC is currently under regulatory review by the European Medicines Agency and we expect a CHMP scientific opinion in 2016.

Cash, cash equivalents and marketable securities totaled $439.8 million as of March 31, 2016.

Waltham, Massachusetts — May 5, 2016 (GLOBE NEWSWIRE): Radius Health, Inc. (“Radius” or the “Company”) (Nasdaq:RDUS), a science-driven biopharmaceutical company that is committed to developing innovative therapeutics in the areas of osteoporosis, oncology and endocrine diseases, reported its financial results for the first quarter ended March 31, 2016, and provided recent corporate highlights.  As of March 31, 2016, Radius had $439.8 million in cash, cash equivalents and marketable securities.

“We are extremely pleased to have submitted our first New Drug Application to the U.S. FDA for abaloparatide-SC for the treatment of postmenopausal osteoporosis and our MAA is currently under review in Europe. In anticipation of our first potential launch, we are developing our commercial plans and building our marketing organization in the U.S.”, said Robert Ward, President and Chief Executive Officer of Radius.  “To maximize the potential of this new investigational drug outside the U.S., we are continuing our productive partnering discussions and anticipate entering into a marketing collaboration prior to a potential first commercial launch”.

Pipeline Updates

Abaloparatide-SC

In March 2016, Radius submitted a new drug application (“NDA”) in the United States for the treatment of postmenopausal women with osteoporosis. In November 2015, Radius submitted a marketing authorisation application (“MAA”) to the European Medicines Agency (“EMA”), which subsequently was validated and is currently undergoing regulatory review. We anticipate a CHMP scientific opinion in 2016.

Abaloparatide-TD

Radius also is developing abaloparatide-transdermal, which it refers to as abaloparatide-TD, based on 3M’s patented Microstructured Transdermal System technology for potential use as a short wear-time transdermal patch. Radius commenced a human replicative clinical evaluation of the optimized abaloparatide-TD patch in December 2015 with the goal of achieving comparability to abaloparatide-SC.

RAD1901

In December 2014, Radius commenced a Phase 1 multicenter, open-label, two-part, dose-escalation study of RAD1901 in postmenopausal women with advanced estrogen receptor positive and HER2-negative breast cancer in the United States.  The Phase 1 study is designed to evaluate escalating doses of RAD1901 in Part A.  The Part B expansion cohorts allow for an evaluation of additional safety, tolerability and preliminary efficacy. In addition, in December 2015, Radius commenced a Phase 1 FES-PET study in patients with metastatic breast cancer in the European Union, which includes the use of FES-PET imaging to assess estrogen receptor occupancy in tumor lesions following RAD1901 treatment. Upon completion of these studies, we plan to submit to present the data at an appropriate scientific meeting.

Radius Expects the Following Upcoming Milestones

•                  Abaloparatide-SC

•                  Receive opinion from the Committee for Medicinal Products for Human Use regarding the EMA’s review of the abaloparatide-SC MAA

•                  FDA determination on acceptance of NDA for abaloparatide-SC for filing in the second quarter of 2016

•                  Enter into a collaboration for the potential commercialization of abaloparatide-SC prior to a commercial launch

•                  Abaloparatide-TD

•                  Planned mid-year update on human replicative study of optimized abaloparatide-TD patch

•                  RAD1901

•                  Initiate expansion cohorts for Phase 1 dose escalation study in metastatic breast cancer patients

•                  Report results at upcoming scientific meeting

Radius Expects To Make Presentations at the Following Upcoming Conferences

•                  Bank of America Merrill Lynch 2016 Healthcare Conference, May 10-12, 2016, in Las Vegas, NV.

•                  Abstract presentation at the ASCO Annual Meeting, June 3-7, 2016 in Chicago

•                  “A Phase I study of RAD1901, an oral selective estrogen receptor degrader, in ER positive, HER2 negative, advanced breast cancer patients”.

Recent Corporate Highlights

•                  On April 1, 2016, at the 2016 Endocrine Society Annual Meeting, Dr. Felicia Cosman, an osteoporosis specialist and Professor of Medicine at Columbia University, presented “Abaloparatide-SC Significantly Reduces Vertebral and Nonvertebral Fractures and Increases BMD Regardless of Baseline Risk”

•                  On April 15, 2016, three oral presentations were made from the abaloparatide-SC development program at the 2016 World Congress on Osteoporosis, Osteoarthritis and Musculoskeletal Diseases meeting in Malaga, Spain:

•                  Dr. Lorie Fitzpatrick, Chief Medical Officer of Radius Health presented “Effects of Abaloparatide on Vertebral, Non-Vertebral, Major Osteoporotic and Clinical Fracture Incidence in Postmenopausal Women with Osteoporosis: Results of the Phase 3 Active Trial”

•                  Dr. Serge Ferrari, Professor of Medicine, Geneva University presented “Eighteen Months of Treatment with Abaloparatide Followed by Six Months of Treatment with Alendronate in Postmenopausal Women with Osteoporosis- Results of the ACTIVExtend Trial”

•                  Dr. Eugene McCloskey, Professor in Adult Bone Diseases, University of Sheffield presented “Effect of Investigational Treatment Abaloparatide for Prevention of Major Osteoporotic Fracture or Any Fracture is Not Altered by Baseline Fracture Probability”

Abaloparatide-SC as a treatment for postmenopausal women with osteoporosis is an investigational product and its safety and efficacy have not been established.

First Quarter 2016 Financial Results

For the three months ended March 31, 2016, Radius reported a net loss of $40.5 million, or $0.94 per share, as compared to a net loss of $17.1 million, or $0.47 per share for the three months ended March 31, 2015. The increase in net loss for the three months ended March 31, 2016 as compared to the three months ended March 31, 2015 was primarily due to an increase in research and development and general and administrative expenses, partially offset by a decrease in interest expense and an increase in interest income.

Research and development expenses for the three months ended March 31, 2016 were $27.5 million, compared to $11.6 million for the same period in 2015.  The increase for the 2016 period as compared to the 2015 period was primarily attributable to an increase in professional contract services costs associated with the development of RAD1901 to support a Phase 1 study in metastatic breast cancer that commenced in late 2014 and a Phase 2b study in postmenopausal vasomotor symptoms that commenced in December 2015. This increase was also a result of an increase in compensation expense, including stock-based compensation, due to an increase in headcount from March 31, 2015 to March 31, 2016.

General and administrative expenses for the three months ended March 31, 2016 were $13.6 million, compared to $4.8 million for the same period in 2015.  The increase for the 2016 period as compared to the 2015 period was primarily attributable to an increase in professional support costs and legal fees, including the costs associated with increasing headcount and preparing for the potential commercialization of abaloparatide-SC, subject to a favorable regulatory review.

As of March 31, 2016, Radius had $439.8 million in cash, cash equivalents and marketable securities.  Based upon Radius’ cash, cash equivalents and marketable securities balance, Radius believes that, prior to the consideration of revenue from the potential future sales of any of its investigational products, it has sufficient capital to fund its development plans, U.S. commercial scale-up and other operational activities into 2018.

Conference Call and Webcast

In connection with the earnings release, Radius will host a conference call and live audio webcast at 8:00 a.m. ET on Thursday, May 5, 2016 to discuss the financial results, and give an update on the Company’s progress.

Conference Call Information:

Date: Thursday, May 5, 2016

Time: 8:00 a.m. ET

Domestic Dial-in Number: 1-877-705-6003

International Dial-in Number: 1-201-493-6725

Live webcast: http://public.viavid.com/index.php?id=119098

For those unable to participate in the conference call or live webcast, a replay will be available until May 19 at 11:59 p.m. ET. To access the replay, dial domestic 1-877-870-5176, international 1-858-384-5517.  The replay passcode is 13635038.

A live audio webcast of the call will also be available on the Investors section of the Company’s website, www.radiuspharm.com.  A webcast replay will be available for two weeks on the Radius website, www.radiuspharm.com.

About Radius

Radius is a science-driven biopharmaceutical company that is committed to developing innovative therapeutics in the areas of osteoporosis, oncology and endocrine diseases. Radius’ lead product candidate, the investigational drug abaloparatide for subcutaneous injection, has completed Phase 3 development for potential use in the reduction of fracture risk in postmenopausal women with osteoporosis. Radius’ Marketing

Authorisation Application (MAA) for abaloparatide-SC for the treatment of postmenopausal women with osteoporosis is under regulatory review in Europe and a New Drug Application (NDA) was submitted in the U.S. at the end of the first quarter of 2016. The Radius clinical pipeline also includes an investigational abaloparatide transdermal patch for potential use in osteoporosis and the investigational drug RAD1901 for potential use in hormone-driven and/or hormone-resistant breast cancer, and vasomotor symptoms in postmenopausal women. Radius’ preclinical pipeline includes RAD140, a non-steroidal, selective androgen receptor modulator (SARM) under investigation for potential use in multiple applications including cancer. For more information, please visit www.radiuspharm.com.

About Abaloparatide

Abaloparatide is an investigational therapy for the potential treatment of women with postmenopausal osteoporosis who are at an increased risk for a fracture. Abaloparatide is a novel synthetic peptide that engages the parathyroid hormone receptor (PTH1 receptor) and was selected for clinical development based on its favorable bone building activity.

Abaloparatide has completed Phase 3 development for potential use as a daily self-administered injection (abaloparatide-SC). In the fourth quarter of 2015, Radius’ Marketing Authorisation Application (MAA) for abaloparatide-SC for the treatment of patients with postmenopausal osteoporosis was validated and is currently undergoing regulatory review by the European Medicines Agency (EMA). Radius submitted a New Drug Application (NDA) for abaloparatide-SC to the US Food and Drug Administration (FDA) at the end of the first quarter of 2016.

Radius also is developing abaloparatide-transdermal (abaloparatide-TD) based on 3M’s patented Microstructured Transdermal System technology for potential use as a treatment for osteoporosis.

About RAD1901

RAD1901 is a selective estrogen receptor down-regulator/degrader (SERD), which at high doses is being evaluated for potential use as an oral non-steroidal treatment for hormone-driven, or hormone-resistant, breast cancer. RAD1901 is currently being investigated for potential use in postmenopausal women with advanced estrogen receptor positive (ER+), HER2-negative breast cancer, the most common form of the disease. Studies completed to date indicate that the compound has the potential for use as a single agent or in combination with other therapies for the treatment of breast cancer.

RAD1901 also is being evaluated in a Phase 2b study at low doses for potential relief of the frequency and severity of moderate to severe hot flashes in postmenopausal women with vasomotor symptoms. Additional information on the clinical trial program of RAD1901 is available on www.clinicaltrials.gov.

RAD140

RAD140 is a non-steroidal selective androgen receptor modulator (SARM) that is currently in preclinical development for potential use in multiple indications including cancer. RAD140 resulted from an internal drug discovery program focused on the androgen receptor pathway, which is highly expressed in many breast cancers. Due to its receptor and tissue selectivity, potent oral activity and long half-life, RAD140 could have clinical potential in the treatment of conditions where androgen modulation may play a role.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding the progress of abaloparatide-SC in the regulatory process with the FDA and the EMA, the timing of potential collaboration agreements, the timing of potential commercial sales of abaloparatide-SC, the progress in development of abaloparatide-TD, the clinical development of RAD1901, each of the statements under the heading “Radius Expects The Following Upcoming Milestones,” upcoming events and presentations, the sufficiency of cash, cash equivalents and marketable securities and the potential clinical uses for RAD1901 and RAD140.

These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: we have no product revenues and may need to raise additional funding, which may not be available; risks related to raising additional capital; our limited operating history; quarterly fluctuation in our financial results; our dependence on the success of abaloparatide-SC, and our inability to ensure that abaloparatide-SC will obtain regulatory approval or be successfully commercialized; any collaboration agreements failing to be successful; risks related to clinical trials, including having most of our products in early stage clinical trials and uncertainty that results will support our product candidate claims; the risk that adverse side effects will be identified during the development of our product candidates; and delays in enrollment of patients in our clinical trials, which could delay or prevent regulatory approvals.  These and other important factors discussed under the caption “Risk Factors” in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, or SEC, on February 25, 2016, and our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release.  Any such forward-looking statements represent management’s estimates as of the date of this press release.  While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change.  These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Condensed Consolidated Balance Sheets

(In thousands, except share and per share amounts)

	March 31,	December 31,
	2016	2015
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$104,414	$159,678
Marketable securities	332,894	313,661
Prepaid expenses and other current assets	2,755	6,969
Total current assets	440,063	480,308
Property and equipment, net	2,180	1,897
Marketable securities, long-term	2,510	—
Other assets	338	260
Total assets	$445,091	$482,465

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,808	$6,228
Accrued expenses and other current liabilities	15,107	14,952
Total current liabilities	18,915	21,180

Total liabilities	$18,915	$21,180
Commitments and contingencies
Stockholders’ equity:
Common stock, $.0001 par value; 200,000,000 shares authorized, 43,014,243 shares and 42,984,243 shares issued and outstanding at March 31, 2016 and December 31, 2015, respectively	4	4
Additional paid-in-capital	912,161	907,040
Accumulated other comprehensive income	237	5
Accumulated deficit	(486,226)	(445,764)
Total stockholders’ equity	426,176	461,285
Total liabilities and stockholders’ equity	$445,091	$482,465

Condensed Consolidated Statements of Comprehensive Loss

(Unaudited)

(In thousands, except share and per share amounts)

	Three Months Ended
	March 31,
	2016	2015
OPERATING EXPENSES:
Research and development	$27,483	$11,559
General and administrative	13,646	4,756
Loss from operations	(41,129)	(16,315)
OTHER (EXPENSE) INCOME:
Other (expense) income, net	(1)	(50)
Interest income	667	105
Interest expense	—	(797)
NET LOSS	$(40,463)	$(17,057)
OTHER COMPREHENSIVE INCOME, NET OF TAX:
Unrealized gain from available-for-sale securities	232	62
COMPREHENSIVE LOSS	$(40,231)	$(16,995)
LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS - BASIC AND DILUTED	$(40,463)	$(17,057)
LOSS PER SHARE:
Basic and diluted	$(0.94)	$(0.47)
WEIGHTED AVERAGE SHARES:
Basic and diluted	43,012,924	36,268,975

Radius Health

Investor Relations Contact:

Barbara Ryan

Email: bryan@radiuspharm.com

Phone: 203-274-2825

Media Contact:

Lori Gorski

Email: lgorski@radiuspharm.com

Phone: 617-551-4096